CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectuses and to the use of our reports dated March 19, 2001, and April 23, 2001, with respect to the financial statements of Sage Life Assurance of America, Inc. and The Sage Variable Annuity Account A, respectively, included in Amendment No. 3 to the Registration Statement filed on Form S-1 (File No. 333-77437) and related Prospectuses.


                                              /s/ERNST & YOUNG LLP


New York, New York
April 26, 2001